Exhibit 5.1

                         [BATTLE FOWLER LLP LETTERHEAD]


                                  June 3, 1998




Board of Directors
Aegis Realty, Inc.
625 Madison Avenue
New York, New York  10022

                Re:  Aegis Realty, Inc.
                     Incentive Share Option Plan
                     Registration Statement on Form S-8

Ladies and Gentlemen:

      We have acted as counsel for Aegis Realty, Inc., a Maryland corporation (the "Company"), in connection with the preparation of the registration statement on Form S-8, and any amendments thereto (the "Registration Statement"), as filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), for the registration under the Securities Act of up to 832,254 shares (the "Shares") of the Company's common stock, par value $0.01 per share, to be issued pursuant to the Aegis Realty, Inc. Incentive Share Option Plan (the "Plan") and certain Letter Agreements between the Company and certain of its directors (the "Letter Agreements"). You have requested that we furnish our opinion as to matters hereinafter set forth.

      In rendering this opinion, we have reviewed and relied upon, among other things, the opinion of Ballard Spahr Andrews & Ingersoll attached hereto as Exhibit A, the Registration Statement, the Plan, the Letter Agreements, the records of the Company, including without limitation, the Company's Articles of

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Amendment and Restatement of Articles of Incorporation, the Company's Bylaws,
and resolutions of the Board of Directors and certificates of its officers and of public officials as we have deemed necessary for the purpose of the opinion expressed below.

         In addition, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies and the legal capacity to sign of all individuals executing such documents, certificates and instruments. As to various questions of fact material to this opinion, we have relied upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments furnished to us by the Company.

      We are not admitted to practice in any jurisdiction but the State of New York and we do not express any opinion as to the laws of states or jurisdictions other than the State of New York and the federal laws of the United States. With respect to the opinion set forth below, which concerns Maryland law, we have with your permission relied solely, without independent investigation, on the opinion of Ballard Spahr Andrews & Ingersoll, a copy of which is attached hereto as Exhibit A, and our opinion on such matters is subject to all the limitations, qualifications and exceptions noted therein. No opinion is expressed as to the effect that the laws of any other jurisdictions may have upon the subject matter of the opinion expressed herein under conflicts of laws principles or otherwise.

      Based on and subject to the foregoing, we are of the opinion that the Shares offered by the Company pursuant to the Registration Statement, when issued and, if applicable, paid for in accordance with the Plan and the Letter Agreements, will be duly and validly authorized and issued and will be fully paid and non-assessable.

      We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

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Very truly yours,


/s/ Battle Fowler LLP
Battle Fowler LLP



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                                                                       EXHIBIT A
[LETTER HEAD FOR BALLARD SPHAR ANDREWS & INGERSOLL, LLP]


                                                                     FILE NUMBER
                                                                          866556



                                  June 3, 1998


Board of Directors
Aegis Realty, Inc.
625 Madison Avenue
New York, New York 10022

            Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

            We have served as Maryland counsel to Aegis Realty, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of 832,254 shares (the "Shares") of Common Stock, $.01 par value per share, of the Company ("Common Stock") covered by the above-referenced Registration Statement (the "Registration Statement"), under the Securities Act of 1933, as amended (the "1933 Act"). The Shares consist of
(a) 809,754 shares (the "Plan Shares") to be issued by the Company pursuant to the Company's Incentive Share Option Plan (the "Plan") and (b) 22,500 shares (the "Director Shares") to be issued to certain independent directors of the Company pursuant to Letter Agreements (the "Letter Agreements") with such independent directors. Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

            In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

            1. The Registration Statement, filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "1933 Act");

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Aegis Realty, Inc.
June 3, 1998
Page 2

            2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

            3. The Bylaws of the Company, certified as of the date hereof by its Secretary;

            4. Resolutions adopted by the Board of Directors of the Company, or a duly authorized committee thereof (the "Resolutions"), relating to (i) the approval of the Plan and (ii) the issuance and registration of the Shares, certified as of the date hereof by the Secretary of the Company;

            5. A specimen of the certificate representing a share of Common Stock, certified as of the date hereof by the Secretary of the Company;

            6. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

            7. The Plan, certified as of the date hereof by the Secretary of the Company;

            8. A form of the Letter Agreements, certified as of the date hereof by the Secretary of the Company;

            9. A certificate executed by the Secretary of the Company, dated the date hereof; and

            10. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

            In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

            1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

            2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

            3. Each of the parties (other than the Company)
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Aegis Realty, Inc.
June 3, 1998
Page 3

executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

            4. Any Documents submitted to us as originals are authentic. The form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from such Documents as executed and delivered. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

            5. The Shares will not be issued in violation of any restriction or limitation contained in the Charter.

            The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

            Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

            1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

            2. The Plan Shares have been duly authorized for issuance pursuant to the Plan and, when and if issued and delivered against payment therefor in accordance with the Resolutions and in the manner described in the Plan, will be (assuming that the sum of (i) all shares of Common Stock issued as of the date hereof, (ii) any shares of Common Stock issued between the date hereof and any date on which the Plan Shares are actually issued (not including the Plan Shares) and (iii) the Plan Shares will not exceed the total number of shares of Common Stock that the Company is then authorized to issue) validly issued, fully paid and nonassessable.
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Aegis Realty, Inc.
June 3, 1998
Page 4

            3. The Director Shares have been duly authorized for issuance pursuant to the Letter Agreements and, when and if issued and delivered against payment therefor in accordance with the Resolutions, will be (assuming that the sum of (i) all shares of Common Stock issued as of the date hereof, (ii) any shares of Common Stock issued between the date hereof and any date on which the Director Shares are actually issued (not including the Director Shares) and
(iii) the Director Shares will not exceed the total number of shares of Common Stock that the Company is then authorized to issue) validly issued, fully paid and nonassessable.

            The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or "blue sky") laws or the real estate syndication laws of the State of Maryland.

            We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

            This opinion is being furnished to you for submission to the Securities and Exchange Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.


                                   Very truly yours,

                                   /s/ Ballard Sphar Andrews & Ingersoll, LLP